EXHIBIT 10.55
CREDIT CARD RECEIVABLES ADVANCE AGREEMENT
     This Credit Card Receivables Advance Agreement (the “Agreement”) is made as of January 12, 2007, between CREDIT CASH, LLC, a Delaware limited liability company with its principal place of business located at 505 Park Avenue, 6th Floor, New York, NY 10022 (the “Lender”), and ROADHOUSE GRILL, INC., a Florida corporation with its principal place of business located at 2703-A Gateway Drive, Pompano Beach, FL 33069 (the “Merchant”).
Preliminary Statements
     (a) The Merchant has requested that the Lender periodically make Advances (as defined below) to the Merchant. Each such Advance is to be secured by a security interest in favor of the Lender in, among other property, the Collateral, including but not limited to all of the Merchant’s existing and future credit card receivables and other rights to payment arising out of the Merchant’s acceptance or other use of any credit or charge card (collectively, “Credit Card Receivables”).
     (b) Each Advance is to be evidenced by a separate Advance Schedule (as defined below), which is to set forth the key economic terms applicable to the Advance. Each Advance Schedule is to be issued pursuant to and is to be subject to all terms and conditions set forth in this Agreement; it being understood that this Agreement is to act as a master agreement for all Advances and Advance Schedules, if any, outstanding at any time.
     (c) The Merchant has agreed to cause the Processor (as defined below) to electronically remit the Merchant’s collected Credit Card Receivables to the Collection Account (as defined below).
     (d) The Lender and the Merchant now desire to enter into this Agreement to memorialize their understanding regarding the Advances and the parties’ respective rights and obligations relating thereto.
     NOW, THEREFORE, the parties agree as follows:
     1. Advances and Advance Schedules.
     (a) Advances. The Lender may, in the exercise of its sole and absolute discretion, periodically advance monies to or for the benefit of the Merchant. Each such advance is referred to in herein as an “Advance,” and all such advances are collectively referred to herein as “Advances.”
     (b) Advance Schedules. If the Lender elects to make an Advance to the Merchant, the Merchant agrees to execute and deliver to the Lender an advance schedule in substantially the form of Exhibit A attached hereto (each, an “Advance Schedule”). Each Advance Schedule shall be subject to all terms and conditions set forth in this Agreement and shall set forth, in addition to any other matters set forth therein, the following:
     (i) the “Advance Amount,” which shall be the amount of funds agreed to by the Lender and the Merchant in the Advance Schedule which the Lender is to advance to or for the benefit of the Merchant under the Advance Schedule;

     (ii) the “Collection Amount,” which shall be the amount of funds agreed to by the Lender and the Merchant in the Advance Schedule which the Merchant is to remit or cause to be remitted to the Lender with respect to the Advance described in the Advance Schedule (Note: the Collection Amount does not include any Reimbursable Expenses (as defined below) which the Merchant may owe the Lender with respect to the related Advance or otherwise);
     (iii) the “Collection Date,” which shall be the date agreed to by the Lender and the Merchant in the Advance Schedule by which the Merchant is to cause the Collection Amount described in the Advance Schedule to be remitted in its entirety to the Lender;
     (iv) the “Collection Account,” which shall be the deposit account into which the Processor is to deposit, via electronic funds transfer, the Merchant’s collected Credit Card Receivables; and
     (v) the “Collection Account Bank,” which shall be the bank at which the Collection Account is maintained.
     (c) Discretionary Advances. In no event shall the Lender be obligated to make an Advance to the Merchant; it being understood that any election by the Lender to make an Advance to the Merchant may be exercised in the Lender’s sole and absolute discretion. Without limiting the generality the foregoing, the Lender’s election to make an Advance on one occasion shall not obligate the Lender to make an Advance on another occasion. Similarly, the absence of an Event of Default shall not obligate the Lender to make an Advance. Notwithstanding the foregoing, and without limiting any of Lender’s rights hereunder, upon Merchant’s loan balance being reduced to no more than fifty percent (50%) of the Advance Amount, and upon Merchant’s request, Lender may, in Lender’s sole business discretion, “re-load” the Advance Amount and loan additional monies to Merchant upon substantially the same terms and conditions set forth herein. Merchant understands that any “re-loads” would be made at the sole business discretion of Lender and be conditioned upon, among other things, Merchant’s payment history with Lender and Merchant’s financial condition, as determined by Lender.
     (d) One General Obligation; Cross Collateral. All loans and Advances by Lender to Merchant under this Agreement, any and all Advance Schedules, and under any other Related Agreements constitute one loan, and all indebtedness and obligations of Merchant to Lender under this Agreement and the Related Agreements, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Lender hereunder and by virtue of all other Related Agreements between Merchant (and all guarantors) and Lender now and hereafter existing. It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement, the Related Agreements and to any other agreements, present and future, between Lender and Merchant.
     2. Repayment of Advances.
     (a) Processor to Remit Collections to Collection Account. The Merchant represents and warrants to the Lender that all of the Merchant’s Credit Card Receivables are or will be processed by CHASE ALLIANCE PARTNERS, L.P. (together with any subsequent successors or assigns, the “Processor”). The Merchant agrees to execute and deliver to the Lender, and to cause the Processor to execute and deliver to the Lender, a payment instruction agreement in form and substance satisfactory to Lender (the “Payment Instruction Agreement”). The Payment Instruction Agreement is to provide that (i) the Processor is to periodically remit, via electronic funds transfer, to the Collection Account all of the Merchant’s Credit Card Receivables collected by the Processor (net of any discounts, fees and/or similar amounts payable to the Processor by the Merchant which the Processor is entitled to deduct from the proceeds of the Credit Card Receivables pursuant to the terms of the Processor Agreement (as defined below) and net of any charge-backs, offsets and/or other amounts which the Processor is entitled to deduct from the proceeds of the Merchant’s Credit Card Receivables pursuant to the terms of the Processor Agreement), and (ii) the Processor must continuing transferring such funds until such time as the Lender gives the Processor written notice that (A) the Lender has received all Collection Amounts for all Advances then outstanding, and (B) there are no Reimbursable Expenses (each as defined below) or other fees or charges then outstanding. If requested by the Merchant in writing, the Lender agrees to give the foregoing notice to the Processor if the conditions described in the preceding clauses (A) and (B) have each been satisfied.
     (b) Collection Account Bank to Remit Collections to Lender; Lender to Remit Portion to Merchant. The Merchant agrees to execute and deliver a control agreement or similar agreement among the Merchant, the Lender and the Collection Account Bank (the “Control Agreement”) whereby, among other things, the Lender shall be deemed to have “control” of the Collection Account and all funds at any time deposited therein for purposes of UCC § 9-104(a)(2) or (3), as the Lender so elects. The Control Agreement also is to provide that the Collection Account Bank is to periodically remit, via electronic funds transfer, all funds on deposit in the Collection Account to a bank account designated by the Lender (the “Lender Account”). Insofar as funds on deposit in the Collection Account are remitted to the Lender Account, the Lender agrees to remit to Merchant, each business day, via electronic funds transfer to a bank account designated by the Merchant in a writing delivered to the Lender, ninety-seven percent (97%) of all such funds and Lender shall retain three percent (3%) of all such funds to credit to the Collection Amount (the “Payment Percentage”) until the cash payments applied by the Lender equal to the Collection Amount (plus all Reimbursable Expenses and all other fees and charges due under this Agreement); provided, however, Merchant agrees that, subject to the provisions below, the Lender may, in Lender’s reasonable business judgment, increase the Payment Percentage from time to time to assure timely payment of the Collection Amount by retaining a greater percentage of the funds received into the Lender Account. Without limiting any of the rights of the Lender to increase the Payment Percentage upon the occurrence of an Event of Default or otherwise, the Lender and Merchant hereby agree that, provided no Event of Default shall have occurred, the Lender will only exercise its right to increase the Payment Percentage as follows: (i) if the Merchant’s sales and/or cash receipts from the Processor for any given month are down by 10% or more from the comparative period one year earlier, the Lender may exercise its reasonable discretion and increase the Payment Percentage in an amount sufficient to equal the amount of proceeds the Lender would have received based upon the Merchant’s sales and/or cash receipts from the Processor in the period one year earlier (a “True-up”). In connection therewith, Merchant shall deliver to the Lender, monthly sales reports setting forth, in comparative form, Merchant’s sales figures during the same month for the previous year, as well as monthly bank statements for the current period, as well as the comparative period one year earlier, and such other information with respect to Merchant’s business, operations and condition (financial and otherwise) as the Lender may from time to time reasonably request. Such reports shall be certified for accuracy by

Merchant’s president and/or chief financial officer; (ii) any Collection Amount is not received by the Lender by the related Collection Date (except as provided in Section 2(c) below); or (iii) any other Event of Default exists.
     (c) Collection Amount Not Received by Collection Date. If the Collection Amount specified in an Advance Request is not received by the Lender by the Collection Date specified in the Advance Request, or if any other Event of Default exists, the Merchant shall immediately pay to the Lender the balance of the Collection Amount that has not yet been remitted to and received by the Lender. Notwithstanding the Lender’s right to demand the immediate payment of all outstanding obligations hereunder on the Collection Date, and notwithstanding Lender’s right to True-up, as provided above, in the event Merchant’s obligation to pay the Collection Amount (plus Reimbursable Expenses and all other fees and charges due hereunder and under the related Agreements) is not satisfied on or before the Collection Date, and provided Merchant is not otherwise in default of this Agreement, in lieu of increasing the Payment Percentage, the Lender may, at the Lender’s option, continue to apply the specified Payment Percentage to the obligations of the Merchant hereunder. In consideration of the Lender extending the Collection Date, Merchant hereby understands and agrees that Merchant shall pay to the Lender an extension fee equal to two percent (2%) of the highest outstanding balance of Merchant’s obligations to Lender for each 30 day period (or part thereof) after the Collection Date. The extension fee would automatically be charged to Merchant’s account on the 1st day after the Collection Date and each 30 days thereafter. Merchant further understands and agrees that if any event or condition specified in the first sentence of this Section 2(c) exists, the Lender may, in Lender’s reasonable business discretion, increase the Payment Percentage to 100% and, as such, recover from the Collection Account and/or retain in the Lender Account all amounts due the Lender under this Agreement and/or any Related Agreements (as defined below).
     3. Security Interest. As security for the prompt performance, observance and payment in full of all obligations, Merchant hereby grants to the Lender a security interest in, and continuing lien upon, and right of setoff against, the following property, whether such property or the Merchant’s right, title or interest therein or thereto is now owned or existing or hereafter acquired, created or arising, and wherever located: (a) all Accounts (as defined in the UCC), including, without limitation, all Credit Card Receivables; (b) the Collection Account; (c) all rights to receive payments from the Processor and all other rights arising out of or otherwise relating to the Processor Agreement; and (d) all proceeds (as defined in the UCC) of each of the foregoing (collectively, the “Collateral”). The security interest in the Collateral secures the payment and performance of all existing and future obligations of any nature whatsoever of the Merchant to the Lender, including, without limitation, the Merchant’s obligation to pay all Collection Amounts, fees, and Reimbursable Expenses owing at any time under this Agreement and/or any Related Agreements; and Merchant hereby authorizes Lender to execute and/or file UCC financing statements (including amendments) in order to perfect the security interests granted to Lender under this Agreement, the other Loan Documents or otherwise. The term “Merchant,” as used in this Section 3, and for purposes of identifying the debtor(s) granting the security interest in this Section 3, shall mean the Merchant in its own capacity and as agent for each Merchant Affiliate (as defined below).
     4. Control of Collection Account. In addition to the matters described in Section 2(b) above, the Control Agreement is also to provide that the Lender’s security interest in the Collection Account is to be perfected by control for purposes of UCC §9-104(a)(2).

     5. Representations and Warranties. The Merchant represents and warrants to the Lender as follows: (a) all of the information provided by the Merchant to the Lender pursuant to this Agreement or otherwise is true, correct and complete in all respects; (b) the Merchant has full power and authority to enter into this Agreement and any Related Agreements and to perform its obligations hereunder and thereunder; (c) if the Merchant is an entity, (i) the Merchant is duly organized , validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) the Merchant has full organizational power and authority to enter into this Agreement and any Related Agreements and to pay and perform its obligations hereunder and thereunder; (d) the Merchant is duly qualified to do business in each jurisdiction in which it conducts its business; (e) this Agreement is the legal and valid obligation of the Merchant, enforceable against the Merchant in accordance with its terms; (f) the Merchant is solvent, has not made an assignment for the benefit of creditors or filed in any court, pursuant to any statute of the United States or any state, a petition for bankruptcy or insolvency, or filed for reorganization or for the appointment of a receiver or trustee of all or a material portion of its property, and the Merchant does not have reason to believe any involuntary bankruptcy action or order will be filed with respect to the Merchant; (g) all amounts are due with respect to all Credit Card Receivables are due in United States Dollars; (h) any taxes or fees relating to any Credit Card Receivables or goods or services sold by the Merchant are solely the Merchant’s responsibility; (i) the historical Credit Card Receivable data provided by the Merchant to the Lender does not represent sales to any subsidiary, equity holder or other affiliate; (j) the Lender has a perfected security interest in the Collateral; and (k) the Merchant has provided to the Lender a copy of all its processor or similar agreements with the Processor (collectively, and as amended or otherwise modified from time to time, the “Processor Agreement”).
     6. Covenants. The Merchant agrees as follows: (a) to conduct its business and use all Advances in the ordinary course of its business and consistent with its past practices; (b) to exclusively use the Processor to process all of its charge card, credit card and debit card transactions which give rise to Credit Card Receivables; (c) not to take any action to discourage the use of charge cards, credit cards or debit cards or to permit any event to occur which could have an adverse effect on the use, acceptance or authorization of charge cards, credit cards or debit cards for the purchase of the Merchant’s services and products; (d) not to change its arrangements with Processor without obtaining the prior written consent of the Lender; (e) not to permit any event to occur that could cause a diversion of any of the Merchant’s charge card, credit card or debit card transactions to another charge, credit or debit card processor or to another charge, credit or debit card network or association; (f) to comply with all of the terms and conditions imposed by the Processor and/or any applicable charge, credit or debit card network, association or bank; (g) to provide the Lender with at least 10 days’ prior written notice of any event which would cause any of the information provided by the Merchant to the Lender in this Agreement or otherwise to be untrue, incorrect or incomplete in any respect; (h) not to grant any lien on or security interest in, or sell, assign transfer, pledge or otherwise dispose of, any Credit Card Receivables or other Collateral existing or arising on or after the date of this Agreement; (i) to comply with all laws, rules and regulations applicable to the Merchant; (j) to permit the Lender and persons designated by the Lender to inspect and copy all books and records (electronic or otherwise) of the Merchant, including, without limitation, all such books and records relating to the Collateral; and (k) not to sell, assign, assign, transfer, pledge or otherwise dispose of all or a substantial portion of its business or assets. In addition, the Merchant covenants and agrees that each Credit Card Receivable will (x) be based upon a bona fide sale and delivery of inventory or rendition of services made by the Merchant in the ordinary course of its business, and (y) represent a payment obligation for goods or services accepted by the Merchant’s customer and with respect to which such customer is obligated to pay the full amount and without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or otherwise.

     7. Credit Investigation; Inspection Rights. The Merchant irrevocably authorizes the Lender and its agents: (a) to investigate any references or any other information provided by the Merchant or obtained from or about the Merchant for purposes of this Agreement or any Related Agreements; (b) to obtain any information from the Processor regarding the Merchant, including, without limitation, any information relating to the Merchant’s Credit Card Receivables; (c) if the Lender so elects, to contact and obtain any information from any account debtors or other persons liable for or involved in the payment, collection, processing or any other aspect of the Merchant’s Credit Card Receivables and/or the collection or payment thereof.
     8. Merchant’s Use of Trade Names; Merchant Affiliates. If the Merchant’s Credit Card Receivables are payable to the Merchant under one or more trade names, fictitious names, assumed names or other designations (collectively, “Trade Names”), the Merchant authorizes the Processor and, to the extent applicable, the Collection Account Bank and the Lender to receive and retain, to the extent provided herein or in any Related Agreements, all Credit Card Receivables owing to the Merchant under any Trade Names. Similarly, if any financial information, historical data or other information provided by the Merchant to the Lender relates to any credit card or debit card receivables or the like owing or otherwise payable to any affiliates of the Merchant (each, a “Merchant Affiliate”), (a) the Merchant represents and warrants to the Lender that each such Merchant Affiliate has authorized the Merchant, as the Merchant Affiliate’s agent, to take all action described in or contemplated by this Agreement or any Related Agreements with respect to such Merchant Affiliate’s receivables, including, without limitation, the granting of the security interest in the Merchant Affiliate’s assets described in Section 3 above, and (b) unless the context clearly requires otherwise, all references in this Agreement or any Related Agreements to “Merchant” shall be deemed to refer to the Merchant on its own behalf and as agent for all Merchant Affiliates.
     9. Events of Default. The occurrence of any of the following actions shall constitute an “Event of Default” under this Agreement: (a) the Merchant fails to pay, perform or observe any obligation of the Merchant to the Lender, including, without limitation, the Merchant fails to pay any Collection Amounts, fees or Reimbursable Expenses owing to the Lender, upon demand by the Lender, which demand shall be made after the Lender first attempts to increase the Payment Percentage as provided herein and insufficient monies are remitted from the Processor to satisfy the True-up and/or upon the event of any other default listed below; (b) any representation or warranty made at any time by the Merchant to the Lender, or any information regarding the Merchant supplied at any time by the Merchant to the Lender regarding the Merchant or its business, shall prove to be false or misleading in any material respect; (c) any bankruptcy or other insolvency action shall be filed by or against the Merchant or any receiver shall be appointed; (d) the Merchant violates any provisions of the Control Agreement, the Payment Instruction Agreement or the Processor Agreement, or the Merchant utilizes any person other that the Processor to process any Credit Card Receivables; (e) any material adverse change occurs in the economic condition or prospects of the Merchant..
     10. Remedies. Upon the occurrence of an Event of Default, the Lender (a) shall be entitled to exercise all rights and remedies specified in this Agreement and/or any of the Related Agreements, (b) shall have all rights and remedies of a secured party upon default under the UCC, and (c) shall be entitled to exercise all other rights available to it at law or in equity. All rights and remedies of the Lender shall be cumulative, and no failure or delay in exercising any right or remedy by the Lender shall preclude the Lender from exercising the same or any other right or remedy.
     11. Reimbursable Expenses. The Merchant agrees to reimburse the Lender on demand for the following (collectively, “Reimbursable Expenses”): (a) all reasonable out-of-pocket costs and expenses incurred at any time by the Lender in connection with any due diligence and/or credit investigation of the Merchant; (b) reasonable internal documentation fees and external attorney’s fees and expenses incurred with respect to the negotiation, preparation, consummation, administration and/or any amendment of this Agreement and any other agreements between the Merchant and the Lender, including, without limitation, any guaranty of all or any portion of the Merchant’s obligations to the Lender, which internal fees shall be reasonably determined by the Lender based upon the time expended in conducting any of the foregoing matters; (c) any review or verification of the Merchant’s Credit Card Receivables, any public records searches and the filing or other recordation of any Uniform Commercial Code financing statements or other documents necessary or, in the Lender’s judgment, desirable to perfect or preserve the security interest and other rights or remedies granted or available to the Lender under this Agreement; (d) a service charge of $50 for each federal wire transfer initiated by or on behalf of the Lender to or for the benefit of the Merchant or at Merchant’s option, $10.00 for each Automated Clearing House (“ACH”) transfer initiated by or on behalf of the Lender to or for the benefit of the Merchant; (e) a service charge of $50 for each check issued by the Lender to the Merchant or to a third party for the Merchant’s account; and (f) so long as any Event of Default is in effect, all costs and expenses incurred by the Lender to enforce any of its rights and remedies under this Agreement and any Related Agreements, including, without limitation, all internal and external attorneys’ fees and expenses and all experts’ and advisors’ fees and expenses incurred by the Lender in connection therewith. Lender hereby agrees that the aggregate amount of Reimbursable Expenses associated with clauses (a), (b) and (c) above shall not exceed $5,000.00.
     12. Indemnification. The Merchant agrees to indemnify, defend and hold harmless the Lender and its equity holders, officers, managers, employees and agents from and against any damages, claims, liabilities, costs, expenses and/or other losses, including, without limitation, attorney’s fees and court costs, arising out of or otherwise relating in any respect to this Agreement and/or any Related Agreements, the transactions contemplated hereby and/or the exercise or enforcement of any rights of the Lender in connection therewith, except insofar as any such indemnified losses arise out of the gross negligence or willful misconduct of an indemnified party. This Section shall survive any termination of this Agreement.
     13. Power of Attorney. The Merchant irrevocably designates, makes, constitutes and appoints the Lender, and all persons designated by the Lender, as the Merchant’s true and lawful attorney and agent-in-fact (such power of attorney and agency being coupled with an interest and therefore irrevocable until all of the Merchant’s obligations to the Lender have been satisfied), and the Lender, and any persons designated by the Lender, may, at any time except as otherwise provided below, and without notice to or the consent of the Merchant and in either the Merchant’s or the Lender’s name, (a) pay and/or perform any obligations of the Merchant under this Agreement or any of the Related Agreements, (b) receive payments relating to the Collateral in the Merchant’s name and endorse the Merchant’s name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of any Collateral which come into the possession of the Lender or its agents or under the Lender’s or its agents’ control, and (c) at any time an Event of Default exists, (i) to the extent the Collateral consists of accounts receivable, enforce payment of the accounts by legal proceedings or otherwise and generally exercise all of the Merchant’s rights and remedies with respect to the collection of the accounts, (ii) settle, adjust, compromise, discharge or release any accounts or other Collateral or any legal proceedings brought to collect any of the accounts or other Collateral, (iii) sell or otherwise transfer any Collateral upon such terms, for such amounts and at such time or times as the Lender deems advisable, (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (v) prepare, file and sign the Merchant’s name to a proof of claim in bankruptcy or similar document against any account debtor, (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to accounts and any other Collateral and to which the Merchant has access, and (vii) do all other acts and things necessary, in the Lender’s determination, to fulfill the Merchant’s obligations under this Agreement and the Related Agreements.

     14. Miscellaneous Definitions. The following terms have the following meanings in this Agreement (capitalized terms defined in this Section, or elsewhere in this Agreement, in the singular are to have a corresponding meaning when used in the plural, and vice versa):
     (a) “Related Agreements” means the Control Agreement, the Payment Instruction Agreement, all Advance Schedules and all other agreements to which the Lender and the Merchant are parties from time to time, as any of the foregoing may be amended or otherwise modified from time to time.
     (b) “UCC” means Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time.
     15. Miscellaneous.
     (a) Entire Agreement; Waiver. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, and supersedes any prior agreements or understandings. This Agreement can be changed only by a writing signed by all parties. The failure or delay of the Lender in exercising any right hereunder will not constitute a waiver thereof or bar the Lender from exercising any of its rights at any time.
     (b) Governing Law; Consent to Forum. This Agreement shall be governed by the laws of the State of New York without giving effect to any choice of law rules thereof. As part of the consideration for new value this day received, the Merchant consents to the jurisdiction of any state court located within New York County, New York or any federal court located in New York County, New York (collectively, the “Chosen Forum”), and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Merchant at its most recent address as reflected in the Lender’s records, and service so made shall be deemed to be completed upon delivery thereto. The Merchant waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. The Merchant further agrees not to assert against the Lender (except by way of a defense or counterclaim in a proceeding initiated by the Lender) any claim or other assertion of liability relating to any of this Agreement, any of the Related Agreements, the Collateral or the Lender’s actions or inactions in respect of any of the foregoing in any jurisdiction other than the Chosen Forum. Nothing in this Agreement shall affect the Lender’s right to bring any action or proceeding relating to this Agreement or the Related Agreements against the Merchant or its properties in courts of other jurisdictions.
     (c) Waiver of Jury Trial; Limitation on Damages. To the fullest extent permitted by law, and as separately bargained-for consideration to the Lender, the Merchant waives any right to trial by jury (which the Lender also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of this Agreement, the Related Agreements, the Collateral or the Lender’s actions or inactions in respect of any of the foregoing. To the fullest extent permitted by law, and as separately bargained-for consideration to the Lender, the Merchant also waives any right it may have at any time to claim or recover in any litigation or other dispute involving the Lender, whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Merchant acknowledges that the Lender is relying upon and would not enter into the transactions described in this Agreement on the terms and conditions set forth herein but for the Merchant’s waivers and agreements under this Section.

     (d) General Waivers by Merchant. Except as otherwise expressly provided for in this Agreement, the Merchant waives: (i) presentment, protest, demand for payment, notice of dishonor demand and protest and notice of presentment, default, notice of nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Merchant may in any way be liable and ratifies and confirms whatever the Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of the Lender’s remedies, including the issuance of an immediate writ of possession; and (iii) the benefit of all valuation, appraisement and exemption laws. The Merchant also waives any right of setoff or similar right the Merchant may at any time have against the Lender as a defense to the payment or performance of the Merchant’s obligations to the Lender under this Agreement or any of the Related Agreements. If the Merchant now or hereafter has any claim against the Lender giving rise to any such right of setoff or similar right, the Merchant agrees not to assert such claim as a defense or right of setoff with respect to the Merchant’s obligations under this Agreement or any Related Agreements, and to instead assert any such claim, if the Merchant so elects to assert such claim, in a separate proceeding against the Lender and not as a part of any proceeding or as a defense to any claim initiated by the Lender to enforce any of the Lender’s rights under this Agreement or any of the Related Agreements.
     (e) Notices: All notices, requests, demands and other communications under this Agreement shall be in writing and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time or, if not, on the next succeeding business day; (iii) if delivered by overnight courier, the following business day after depositing with such courier, properly addressed; or (iv) if by U.S. Mail, four (4) business days after depositing in the United States mail, with postage prepaid and properly addressed. All notices, requests and demands are to be given or made to the respective parties at the addresses set forth herein or at such other addresses as either party may designate in writing by notice in accordance with the provisions of this paragraph. All notices to Lender must be addressed to the attention of: Portfolio Manager.
     (d) Successors and Assigns. This Agreement binds and benefits each party and its successors, heirs and assigns, as applicable; provided, however, that the Merchant may not assign this Agreement or any of its rights or obligations hereunder without obtaining the prior written consent of the Lender.
     (e) Severability; Section Headings. Wherever possible, each provision of this Agreement and each Related Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement of such Related Agreement, as the case may be. Section headings herein and any Related Agreements are for convenience only and are not controlling.
     (f) Counterparts; Fax Signatures. This Agreement and any Related Agreements may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed an original as to the party whose signature appears thereon and all of which together shall constitute one and the same instrument. An executed facsimile of this Agreement or any Related Agreement shall be deemed a valid and binding agreement between the parties hereto or thereto.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement by their duly authorized representatives as of the date first written above.

CREDIT CASH, LLC
By:	/s/ Dean Landis
	Name:	Dean Landis
	Title:	President

ROADHOUSE GRILL, INC.
By:	/s/ Ayman A. Sabi
	Name:	Ayman A. Sabi
	Title:	President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
     On this ___day of January 2007 before me personally appeared Dean Landis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the Managing Member and president of CREDIT CASH, LLC, the company herein described and that he/she executed the same in his/her capacity as an officer of said company, and that he/she signed the instrument by order of the members of said company.

/s/
NOTARY PUBLIC

STATE OF FLORIDA	)
	)	ss.:
COUNTY OF	)
     On this ___day of January 2007 before me personally appeared Ayman A. Sabi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of ROADHOUSE GRILL, INC., the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

/s/
NOTARY PUBLIC

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